EXHIBIT 32.1

Certification of the Chief Executive Officer pursuant to

18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Leafbuyer Technologies, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Kurt Rossner, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2026

By:	/s/ Kurt Rossner
Kurt Rossner
Chief Executive Officer and Chairman (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being “filed” as part of the Form 10-Q or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.